Exhibit 10.19

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment No. 1”) is dated as of July 28, 2020, by and among Pugnacious Endeavors, Inc., a Delaware corporation (the “Company”), and Nayaab Islam, an individual (“Executive”). Any capitalized term not defined herein will have the meaning ascribed to such term in the Employment Agreement (as defined below).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, dated as of December 17, 2018 (the “Employment Agreement”), by and between the Company and Executive.

WHEREAS, the Company and Executive are also parties to that certain Loan Agreement, dated as of December 17, 2018 (the “Loan Agreement”), by and between the Company and Executive, as amended by that certain Amendment No. 1 to Loan Agreement, dated as of December 31, 2019, and as further amended by that certain Amendment No. 2 to Loan Agreement, dated as of July 28, 2020.

WHEREAS, pursuant to the terms of the Employment Agreement, the Company is required to pay to Executive the Loan 2 Gross-Up Payment #1 and the Loan 2 Gross-Up Payment #2 (each as defined in the Employment Agreement) no later than 10 days following Loan 2 Forgiveness Date #1 and Loan 2 Forgiveness Date #2 (each as defined in the Employment Agreement), respectively.

WHEREAS, the Company and Executive now desire to further amend the Employment Agreement, as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing, the Employment Agreement is hereby amended as follows:

1. Section 6(b) of the Employment Agreement is deleted in its entirety and replaced by the following:

“(b) As soon as reasonably practicable following Loan 2 Forgiveness Date #1 (i.e., the Company’s forgiveness of the aggregate amount of loan principal and interest then outstanding under Loan 2 on Loan 2 Forgiveness Date #1), but no later than ten (10) days following Loan 2 Forgiveness Date #1, the Company will pay the Executive an additional amount in cash (the “Loan 2 Gross-Up Payment #1”) equal to all federal, state, local and foreign income, employment, excise and other taxes incurred and payable by the Executive in respect of the Loan 2 Forgiveness that occurs on Loan 2 Forgiveness Date #1, provided that the Executive’s effective tax rate in respect thereof shall not exceed a maximum of a fifty percent (50%) effective tax rate (such amount of taxes, the “Forgiveness #1 Tax Amount”), plus an additional amount such that, after payment by Executive of all such federal, state, local and foreign income, employment, excise and other taxes, Executive is left with an amount equal to the Forgiveness #1 Tax Amount.”

2. Section 6(c) of the Employment Agreement is deleted in its entirety and replaced by the following:

“(c) As soon as reasonably practicable following Loan 2 Forgiveness Date #2 (i.e., the Company’s forgiveness of the aggregate amount of loan principal and interest then outstanding under Loan 2 on Loan 2 Forgiveness Date #2), but no later than ten (10) days following Loan 2 Forgiveness Date #2, the Company will pay the Executive an additional amount in cash (the “Loan 2 Gross-Up Payment #2”) equal to all federal, state, local and foreign income, employment, excise and other taxes incurred and payable by the Executive in respect of the Loan 2 Forgiveness that occurs on Loan 2 Forgiveness Date #2, provided that the Executive’s effective tax rate in respect thereof shall not exceed a maximum of a fifty percent (50%) effective tax rate (such amount of taxes, the “Forgiveness #2 Tax Amount”), plus an additional amount such that, after payment by Executive of all such federal, state, local and foreign income, employment, excise and other taxes, Executive is left with an amount equal to the Forgiveness #2 Tax Amount.”

3. Except as expressly hereby amended, the Employment Agreement will remain in full force and effect in accordance with the terms thereof. To the extent a conflict arises between the terms of the Employment Agreement and this Amendment No. 1, the terms of this Amendment No. 1 will prevail.

6. This Amendment No. 1 will be construed under and enforced in accordance with the laws of the State of New York pursuant to the Employment Agreement.

7. The Employment Agreement, as amended by this Amendment No. 1, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in the Employment Agreement and this Amendment No. 1. This Amendment No. 1 may be executed in several counterparts, each of which will be deemed to be an original but all of which together will constitute on and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first written above.

EXECUTIVE

/s/ Nayaab Islam
Nayaab Islam

PUGNACIOUS ENDEAVORS INC.

By:	/s/ Mark Streams
Name: Mark Streams
Title: General Counsel